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                                                           EXHIBIT 10.87




                  HAZARDOUS MATERIALS INDEMNIFICATION AGREEMENT

      This INDEMNIFICATION AGREEMENT is entered into as of August 30, 1996 by and among AMERICAN SKIING COMPANY, a Maine corporation ("American Ski"), SUNDAY RIVER SKIWAY CORPORATION, a Maine corporation ("SRSC"), SUNDAY RIVER LTD., a Maine corporation ("SRL"), PERFECT TURN, INC., a Maine corporation ("PTI"), SUNDAY RIVER TRANSPORTATION INC., a Maine corporation ("SRT"), LBO HOLDING, INC., a Maine corporation ("LBOH"), CRANMORE, INC., a Maine corporation ("Cranmore"), SUGARBUSH RESORT HOLDINGS INC., a Vermont corporation ("Sugarbush"), SUGARBUSH LEASING COMPANY, a Vermont corporation ("SLC"), SUGARBUSH RESTAURANTS, INC., a Vermont corporation ("SRI"), S-K-I LTD., a Delaware corporation ("S-K-I"), KILLINGTON, LTD., a Vermont corporation, MOUNT SNOW LTD., a Vermont corporation, WATERVILLE VALLEY SKI AREA LTD., a New Hampshire corporation ("Waterville Valley"), PICO SKI AREA MANAGEMENT COMPANY, a Vermont corporation, RESORT SOFTWARE SERVICES, INC., a Vermont corporation, KILLINGTON RESTAURANTS, INC., a Vermont corporation, RESORTS TECHNOLOGIES, INC., a Vermont corporation, DOVER RESTAURANTS, INC., a Vermont corporation, and DEERFIELD OPERATING COMPANY, a Vermont corporation, SUGARLOAF MOUNTAIN CORPORATION, a Maine corporation, SUGARTECH, a Maine corporation, MOUNTAINSIDE, a Maine corporation and MOUNTAIN WASTEWATER TREATMENT, INC., a Vermont corporation (each a "Borrower" and collectively, the "Borrowers"), and FLEET NATIONAL BANK, a national banking association, as Agent for the lenders from time to time party to the Credit Agreement referred to below (the "Agent").

                                    Recitals

      Pursuant to that certain Credit Agreement dated as of June 28, 1996 (as amended, modified or supplemented, the "Credit Agreement") among the Borrowers, the Lenders from time to time party thereto (the "Lenders") and the Agent, the Borrowers, jointly and severally, have arranged for a $65,000,000 reducing revolving credit facility (the "Credit Facility") financed by the Lenders. As a material inducement to Lenders' financing the Credit Facility, the Borrowers have covenanted to provide the indemnities described herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

      For the purposes of this Agreement, the following words and phrases shall have the following meanings:

      "Environment" means soil, surface waters, groundwaters, land, stream sediments,
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surface or subsurface strata, ambient air, and any environmental medium.

      "Environmental Law" means any judgment, decree, order, common law rule, statute, act, law, code, ordinance, permit, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, code, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, treatment, transportation, use or generation of hazardous materials in or at the workplace, or to worker health or safety, whether now existing or hereafter enacted.

      "Hazardous Material" means any pollutant, contaminant, toxic substance, chemical substance or mixture, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum, or petroleum product, as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Superfund Amendment and Reauthorization Act, as amended, the Federal Clean Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substances Control Act, as amended, any regulations promulgated under these Acts, or any other Environmental Law.

      "Indemnitees" means Lenders, Agent, and Lenders' and Agent's respective parents, subsidiaries, affiliates, shareholders, directors, officers, employees and agents, and the successors and assigns of any of them.

      "Permit" means any permit, license, approval, consent, or authorization issued by a federal, state, or local governmental entity under any Environmental Law.

      "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of any Hazardous Material into the Environment, or the uncontained presence of any Hazardous Material in the Environment.

      "Threat of Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

                        ARTICLE 2. BORROWERS' INDEMNITIES

            Section 2.1. The Borrowers, jointly and severally, agree to indemnify and hold harmless Indemnitees against and in respect of any and all damages, losses, liabilities, expenses, costs, claims, actions, suits, proceedings, assessments, orders, judgments, fines, and penalties (including, without limitation, reasonable legal, accounting, consulting, engineering, and other expenses), which may be incurred by any of the Indemnitees, or imposed upon or asserted against any of the Indemnitees by any other party or parties (including, without limitation, a governmental entity), arising out of, in connection with, or


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relating to the subject matter of: (a) conditions, circumstances, or occurrences which constitute or result in a breach of any of the representations, warranties, and obligations set forth in Section 5.17 of the Credit Agreement or relating to any matter or thing covered by any such representation, warranty, or obligation; (b) any actual or alleged violation of an Environmental Law occurring at any time with respect to any property owned or operated by any Borrower, formerly owned or operated by any Borrower or subsequently owned or operated by any Borrower (collectively the "Sites") or any facility or improvement or any operation or activity thereon or any other property owned or operated by any Borrower; (c) the actual or alleged presence of any Hazardous Material on, in, under, adjacent to, emanating from, or affecting the Sites or any other property now, subsequently or formerly owned or operated by any Borrower; or (d) any liability that may be incurred as a result of any Borrower's, or of a predecessor of any Borrower's, generation of Hazardous Materials. Any such damage, loss, liability, expense, cost, claim, action, suit, proceeding, assessment, order, judgment, fine, or penalty is hereinafter referred to as an "Environmental Liability"; provided, however, that the Borrowers shall not be obligated to indemnify or hold harmless any Indemnitee for any matter to the extent that the Indemnitee's liability for the same is due to the Indemnitee's gross negligence or willful misconduct.

            Section 2.2. The Borrowers shall be given prompt written notice after any Environmental Liability, with respect to which indemnification is to be claimed hereunder, comes to the attention of Lender. Notwithstanding the prior sentence, the Borrowers shall not be relieved of their obligations under this agreement if the Agent's or a Lender's failure to notify Borrowers of an Environmental Liability does not prejudice the Borrowers' rights or materially increase their liabilities and obligations hereunder.

                               ARTICLE 3.  MISCELLANEOUS

      Section 3.1.Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

            (a) If to the Agent, at One Federal Street, Boston, MA, 02211 Telecopier No. (617) 346-0595, Attention: Mr. David B. Henderson, Vice President, with a copy to: Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Telecopier No. 617-523-1231, Attention: Edward Matson Sibble, Jr., P.C. or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Borrowers and the Lenders.

            (b) If to the Borrowers, c/o American Skiing Company, P.O. Box 450, Bethel, ME 04217, or for overnight delivery service, Sunday River Road, Newry, ME, Telecopier No. 207-824-0192, Attention: Leslie B. Otten/Thomas M. Richardson/Jolan Ippolito, or at such other address(es) or to the attention of such other Person(s) as the


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Borrowers shall from time to time designate in writing to the Agent and the
Lenders.

            (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified in the Credit Agreement or in an Assignment and Acceptance Agreement executed by a Successor Lender, or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Borrowers.

      Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

      A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Borrowers as having been given by the Lenders.

            Section 3.2.Entire Agreement. This Agreement, the Credit Agreement and the other Lender Agreements and documents contemplated by the Credit Agreement contain the entire understanding between the parties and supersede any prior understanding and agreements between them with respect to the subject matter hereof.

            Section 3.3.Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts. Each Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and to the non-exclusive jurisdiction of any Federal court of the United States located in the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any other Lender Agreement or any of the transactions contemplated hereby or thereby.

            Section 3.4.Counterparts. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

            Section 3.5.Expenses. The Borrowers agree, jointly and severally, to pay, on demand, all of the Agent's reasonable expenses in preparing, executing, delivering and administering this Agreement, all related instruments and documents and any requested amendment, waiver or consent relating hereto or thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's third-party consultants, special counsel, Goodwin, Procter & Hoar LLP, and local counsel in each jurisdiction in which any Borrower has assets and the Agent's and Lenders' expenses in connection with periodic audits of any Borrower. The Borrowers also agree, jointly and severally, to pay, on demand, all reasonable out-of-pocket expenses incurred by the Agent and the Lenders, including, without limitation, reasonable legal, accounting and third-party consultant fees, in connection with the collection of amounts due hereunder upon the occurrence of a Default under the Credit Agreement, the revision, protection or enforcement of any of the Agent's or


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the Lenders' rights against the Borrowers under this Agreement, and the administration of special problems that may arise under this Agreement. The Borrowers also agree to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

            Section 3.6. Confidentiality. The Agent agrees to keep all information obtained pursuant to this Agreement confidential in a manner consistent with the provisions of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrowers and the Agent have caused this Hazardous Materials Indemnification Agreement to be executed by their duly authorized officer as of the date set forth above.

                                   AMERICAN SKIING COMPANY
                                   SUNDAY RIVER SKIWAY CORPORATION
                                   SUNDAY RIVER LTD.
                                   PERFECT TURN, INC.
                                   SUNDAY RIVER TRANSPORTATION INC.
                                   LBO HOLDING, INC.
                                   CRANMORE, INC.
                                   SUGARBUSH RESORT HOLDINGS INC.
                                   SUGARBUSH LEASING COMPANY
                                   SUGARBUSH RESTAURANTS, INC.
                                   S-K-I LTD.
                                   KILLINGTON, LTD.
                                   MOUNT SNOW LTD.
                                   WATERVILLE VALLEY SKI AREA LTD.
                                   PICO SKI AREA MANAGEMENT COMPANY
                                   RESORT SOFTWARE SERVICES, INC.
                                   KILLINGTON RESTAURANTS, INC.
                                   RESORTS TECHNOLOGIES, INC.
                                   DOVER RESTAURANTS, INC.
                                   DEERFIELD OPERATING COMPANY
                                   SUGARLOAF MOUNTAIN COPRORATION
                                   SUGARTECH
                                   MOUNTAINSIDE
                                   MOUNTAIN WASTEWATER TREATMENT,
                                   INC.


                                   By: /s/ Thomas M. Richardson
                                       -------------------------------
                                   Name: Thomas M. Richardson
                                   Title: Treasurer


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                                   FLEET NATIONAL BANK, as Agent


                                   By: /s/ David B. Henderson
                                       --------------------------------
                                   Name:
                                   Title:


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